SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 31, 2001



                            F2 Broadcast Network Inc.
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             (Exact name of registrant as specified in its charter)



     Nevada                         0-15435                    84-0974303
----------------              --------------------        ----------------------
(State or other jurisdiction    (Commission File           (IRS Employer
          of incorporation)       Number)                    Identification No.)



                      6425 Northwest 9th Avenue, Suite 102
                            Fort Lauderdale, FL 33309
                          - -------------------------
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (954) 736-1800
                                                           --------------





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                                        2
7393-00100 319707.1
Item 1. Changes in Control of Registrant.
        --------------------------------

         Not applicable.

Item 2. Acquisition or Disposition of Assets.
        ------------------------------------

     The Company completed the sale of KGWY in Gillette, Wyoming and closed the transaction on July 31, 2001. This sale included the land, building, antennae, and licensing currently described on our Form 10-KSB in the radio assets section. The sales price was $1,900,000 of which approximately $500,000 was used to pay existing debt related to the radio assets. The sale of these assets netted cash receipts (after payment of related debt) of approximately $800,000, and a note receivable of $557,000. The Company used the net proceeds from the sale of the Company's radio station to pay outstanding debt obligations, the IRS lien amounts, and certain of the Company's current and past due accounts payable.

     The radio assets were sold to Legend Communications of Wyoming, LLC the owner of multiple radio stations.

Item 3.  Bankruptcy or Receivership.
         --------------------------

         Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.
         ---------------------------------------------

         Not applicable.

Item 5. Other Events.
        ------------

         Not applicable.

Item 6.  Resignations of Registrant's Directors.
         --------------------------------------

         Not applicable.

Item 7. Financial Statements And Exhibits.
        ---------------------------------

(a)      Financial Statements - None.

(b)      Exhibits -Asset Purchase Agreement

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 13, 2001                    F2 BROADCAST NETWORK INC.


                                 By:      /s/ Howard B. Stern
                                    ------------------------------------------
                                      Howard B. Stern, Chief Executive Officer